UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

GRANITE FALLS ENERGY, LLC
(Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2013 Annual Meeting of Members

On March 21, 2013, Granite Falls Energy, LLC (the "Company") held its 2013 Annual Meeting of Members. There were two matters voted upon by the members at the annual meeting, as set forth below.
Proposal One: Amendment to the Operating and Member Control Agreement
The first proposal voted upon by the members at the annual meeting was an amendment to the Company's Operating and Member Control Agreement to change the right of Fagen, Inc. from a right to designate one (1) governor to a right to vote in the election of governors along with other members of the Company, beginning on the date of the first election of governors following the 2013 annual meeting. The proposal was approved by the necessary vote of the members, with voting results as follows:

For	Against	Abstain
19,616	343	294
Proposal Two: Election of Three Governors
The second proposal voted upon by the members at the annual meeting was the election of three governors. There were four nominees for the three governor positions. Dean Buesing, Myron Peterson, and Leslie Bergquist were each elected as governors by a plurality vote to serve until the 2016 annual meeting of members. The voting results were as follows:

Name	Votes For
Dean Buesing	13,170
Julie Oftedahl-Volstad	6,946
Myron Peterson	10,150
Leslie Bergquist	10,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date:	March 26, 2013	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer